Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts Reports Strong Third Quarter Earnings
2009 Earnings Guidance Increased
     ST. LOUIS, October 28, 2009 — Express Scripts, Inc. (Nasdaq: ESRX) announced third quarter net income from continuing operations of $196.9 million, or $0.71 per diluted share. Excluding non-recurring items in the quarter, including a legal settlement and items related to the previously announced acquisition of WellPoint’s pharmacy benefit management business (“NextRx”), earnings was $0.81 per diluted share. These earnings for the quarter include $0.18 per share of dilution related to the pre-close debt and equity issuances which were completed in the second quarter of 2009. Excluding all aforementioned items, the Company had earnings of $0.99, which compares to third quarter 2008 results of $0.81, a 22% increase.
     “Our third quarter results reflect an unwavering commitment to our business model of alignment. Our world-class clinical offerings enabled by our unique behavior centric approach, provides a value proposition unmatched in the marketplace,” stated George Paz, president, chief executive officer and chairman. “Our results are a testament to our ability to provide plan sponsors and patients a pharmacy benefit that optimizes health outcomes while driving out waste.”
Third Quarter 2009 Highlights (2009 data reflected on an adjusted basis. See Table 2)
•	Total adjusted claims of 126.3 million, up 2% from 2008

•	Gross profit increased 18% from 2008

•	EBITDA per adjusted claim was $3.38, an increase of 18% from 2008

•	Record cash flow from continuing operations of $395.3 million, up 62% from 2008
Guidance
     The Company previously provided 2009 earnings per diluted share guidance in a range of $3.72 to $3.82, which excluded any impact related to the NextRx transaction. Due to strong underlying fundamentals in the core business, the Company now believes 2009 earnings on the same basis will be in a range of $3.76 to $3.82, representing 21% to 23% growth over 2008.
     The following factors are not reflected in the guidance range above:
•	NextRx results post-close

•	2009 financing costs related to the NextRx transaction of $0.41 per diluted share

•	Estimated net non-recurring items for the year, mainly pertaining to the NextRx transaction, in a range of $0.36 to $0.38 per diluted share
The Company anticipates closing the NextRx transaction in the next four to six weeks. As previously stated, the Company expects the transaction will be moderately accretive, excluding amortization costs, in 2010; however the Company will provide full 2010 guidance with its fourth quarter earnings release.
About Express Scripts
     Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, workers’ compensation, and union-sponsored benefit plans.
     Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, and medical- and drug-data analysis services. The Company also distributes a full range of biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
     Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources. More information on the Center for Cost-Effective Consumerism can be found at http://www.consumerology.org.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q on file with the SEC. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
     We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
FINANCIAL TABLES FOLLOW

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2009	2008	2009	2008

Revenues(1)	$5,619.4	$5,450.5	$16,545.5	$16,472.1
Cost of revenues (1)	5,006.8	4,930.1	14,804.8	14,983.0

Gross profit	612.6	520.4	1,740.7	1,489.1
Selling, general and administrative	254.1	189.7	646.7	547.1

Operating income	358.5	330.7	1,094.0	942.0

Other (expense) income:
Non-operating charges, net	—	(2.0)	—	(2.0)
Undistributed loss from joint venture	—	—	—	(0.3)
Interest income	2.0	2.1	4.1	10.8
Interest expense	(48.0)	(15.7)	(142.7)	(56.1)

	(46.0)	(15.6)	(138.6)	(47.6)

Income before income taxes	312.5	315.1	955.4	894.4
Provision for income taxes	115.6	112.1	351.8	321.1

Net income from continuing operations	196.9	203.0	603.6	573.3
Net income (loss) from discontinued operations, net of tax	0.7	(1.1)	0.7	(4.0)

Net income	$197.6	$201.9	$604.3	$569.3

Weighted average number of common shares outstanding during the period:
Basic:	274.5	247.1	259.7	249.3
Diluted:	277.2	250.3	262.1	252.7

Basic earnings per share:
Continuing operations	$0.72	$0.82	$2.32	$2.30
Discontinued operations	—	—	—	(0.02)
Net earnings	0.72	0.82	2.33	2.28

Diluted earnings per share:
Continuing operations	$0.71	$0.81	$2.30	$2.27
Discontinued operations	—	—	—	(0.02)
Net earnings	0.71	0.81	2.31	2.25

(1)	Includes retail pharmacy co-payments of $708.4 million and $733.7 million for the three months ended September 30, 2009 and 2008, respectively and $2,252.2 million and $2,445.5 million for the nine months ended September 30, 2009 and 2008, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	September 30,	December 31,
(in millions, except share data)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$3,942.4	$530.7
Restricted cash and investments	8.1	4.8
Short-term investments	1,202.7	8.4
Receivables, net	1,249.8	1,155.9
Inventories	184.2	203.0
Deferred taxes	126.2	118.2
Prepaid expenses and other current assets	29.6	22.8

Total current assets	6,743.0	2,043.8
Property and equipment, net	265.7	222.2
Goodwill	2,870.3	2,881.1
Other intangible assets, net	317.2	332.6
Other assets	32.9	29.5

Total assets	$10,229.1	$5,509.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$1,400.9	$1,380.7
Accounts payable	585.1	496.4
Accrued expenses	524.2	420.5
Current maturities of long-term debt	540.1	420.0
Current liabilities of discontinued operations	5.6	4.1

Total current liabilities	3,055.9	2,721.7
Long-term debt	3,472.2	1,340.3
Other liabilities	393.5	369.0

Total liabilities	6,921.6	4,431.0

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value; shares issued: 345,274,000 and 318,958,000, respectively; shares outstanding: 274,720,000 and 247,649,000, respectively	3.5	3.2
Additional paid-in capital	2,244.0	640.8
Accumulated other comprehensive income	14.2	6.2
Retained earnings	3,965.3	3,361.0

	6,227.0	4,011.2
Common stock in treasury at cost, 70,554,000 and 71,309,000 shares, respectively	(2,919.5)	(2,933.0)

Total stockholders’ equity	3,307.5	1,078.2

Total liabilities and stockholders’ equity	$10,229.1	$5,509.2

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Nine Months Ended
	September 30,
(in millions)	2009	2008

Cash flows from operating activities:
Net income	$604.3	$569.3
Net (income) loss from discontinued operations, net of tax	(0.7)	4.0

Net income from continuing operations	603.6	573.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.5	72.9
Deferred financing fees	59.0	1.8
Non-cash adjustments to net income	77.1	98.8
Changes in operating assets and liabilities:
Claims and rebates payable	20.2	33.7
Other net changes in operating assets and liabilities	80.0	(53.4)

Net cash provided by operating activities — continuing operations	913.4	727.1
Net cash provided by operating activities — discontinued operations	13.1	1.9

Net cash flows provided by operating activities	926.5	729.0

Cash flows from investing activities:
Purchase of short-term investments	(1,198.9)	—
Purchases of property and equipment	(90.5)	(59.9)
Acquisition, net of cash	—	(246.5)
Short-term investments transferred from cash	—	(49.3)
Proceeds from sale of businesses	—	27.7
Other	5.4	(0.9)

Net cash used in investing activities	(1,284.0)	(328.9)

Cash flows from financing activities:
Proceeds on long-term debt, net of discounts	2,491.6	—
Net proceeds from stock issuance	1,569.1	—
Deferred financing fees	(69.5)	—
Repayment of long-term debt	(240.1)	(180.1)
Tax benefit relating to employee stock compensation	7.7	39.2
Treasury stock acquired	—	(494.4)
Net proceeds from employee stock plans	7.1	29.2

Net cash provided by (used in) financing activities	3,765.9	(606.1)

Effect of foreign currency translation adjustment	3.3	(1.6)

Net increase (decrease) in cash and cash equivalents	3,411.7	(207.6)
Cash and cash equivalents at beginning of period	530.7	434.7

Cash and cash equivalents at end of period	$3,942.4	$227.1

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Claims Volume
Network	95.2	91.5	284.1	285.8
Home Delivery & Specialty	10.3	10.6	30.4	31.6
Other(1)	0.9	0.8	2.4	2.4

Total claims	106.4	102.9	316.9	319.8

Total adjusted claims(2)	126.3	123.5	376.0	381.1

Depreciation and Amortization (D&A):
Gross profit D&A	$5.8	$5.7	$18.9	$20.0
Selling, general & administrative D&A	18.0	17.6	54.6	52.9

Total D&A	$23.8	$23.3	$73.5	$72.9

Generic Fill Rate
Network	69.6%	67.3%	69.2%	66.9%
Home Delivery	58.3%	57.2%	57.5%	56.0%
Overall	68.3%	66.2%	67.9%	65.7%

(1)	Other claims represent: (a) drugs distributed through patient assistance programs (b) drugs distributed where we have been selected by the pharmaceutical manufacturer as part of a limited distribution network and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims are typically 90 day claims.

Table 2
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(1) from continuing operations. The Company believes net income is the most directly comparable measure calculated under Generally Accepted Accounting Principles.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income from continuing operations, as reported	$196.9	$203.0	$603.6	$573.3
Provision for income taxes	115.6	112.1	351.8	321.1
Depreciation and amortization	23.8	23.3	73.5	72.9
Interest expense, net	46.0	13.6	138.6	45.3
Undistributed loss from joint venture	—	—	—	0.3
Non-operating charges, net	—	2.0	—	2.0

EBITDA from continuing operations, as reported	382.3	354.0	1,167.5	1,014.9
Non-recurring transaction related costs (2)	9.6	—	21.3	—
Non-recurring legal settlement (3)	35.0	—	35.0	—
Non-recurring benefit related to insurance recovery (4)	—	—	(15.0)	—

Adjusted EBITDA from continuing operations	$426.9	$354.0	$1,208.8	$1,014.9

Total adjusted claims	126.3	123.5	376.0	381.1

Adjusted EBITDA per adjusted claim	$3.38	$2.87	$3.21	$2.66
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA may not be comparable to that used by other companies.

(2)	Transaction related costs include those costs directly related to our pending acquisition of NextRx, primarily comprised of professional fees of $11.7 million ($7.4 million net of tax) incurred in Q2 2009 and $9.6 million ($6.1 million net of tax) incurred in Q3 2009, included in selling, general and administrative expense.

(3)	Non-recurring charge related to a legal settlement of $35.0 million ($22.1 million, net of tax) in Q3 2009, included in selling, general and administrative expense.

(4)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million, net of tax) in Q2 2009, included as a reduction to selling, general and administrative expense.

Table 3
Calculation of Adjusted EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(per diluted share)
GAAP EPS from continuing operations	$0.71	$0.81	$2.30	$2.27

Items included in GAAP results:
Non-recurring transaction related costs (1)	0.02	—	0.05	—

Non-recurring termination of bridge financing(2)	—	—	0.14	—

Non-recurring charge related to legal settlement (3)	0.08	—	0.08	—

Non-recurring benefit related to insurance recovery (4)	—	—	(0.03)	—

Adjusted EPS from continuing operations	$0.81	$0.81	$2.54	$2.27

Other items included in GAAP results:
Impact of pre-closing financing of NextRx acquisition (5)	$0.18	$—	$0.23	$—
The Company is providing diluted earnings per share excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1)	Transaction related costs include those costs directly related to our pending acquisition of NextRx, primarily comprised of professional fees of $11.7 million ($7.4 million net of tax) incurred in Q2 2009 and $9.6 million ($6.1 million net of tax) incurred in Q3 2009, included in selling, general and administrative expense.

(2)	Financing costs include bridge loan fees of $58.4 million ($36.9 million net of tax) in Q2 2009 included in interest expense. These fees were incurred to terminate the temporary bridge financing once permanent financing was secured.

(3)	Non-recurring charge related to legal settlement of $35.0 million ($22.1 million, net of tax) in Q3 2009, included in selling, general and administrative expense.

(4)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million, net of tax) in Q2 2009, included as a reduction to selling, general and administrative expense.

(5)	Impact from financing of NextRx transaction completed in June 2009 (26.45 million shares and $2.5 billion of public debt). Year to date costs includes $48.8 million of interest expense, offset by $2.3 million of interest income (total, net $29.4 million after tax).

Table 4
2009 Guidance Information

	Estimated
	Year Ended			Year Ended
	December 31, 2009			December 31, 2008
Revised 2009 EPS guidance
(excluding the impact of NextRx and other non-recurring items)	$3.76	to	$3.82	$3.10

GAAP items not included in guidance:

Q2 / Q3 non-recurring charges related to the NextRx transaction (1)	$(0.19)		$(0.19)

Q4 non-recurring charges related to the NextRx transaction (1)	(0.12)	to	(0.14)

Q3 legal settlement (2)	(0.08)		(0.08)

Q2 non-recurring benefit related to insurance recovery (3)	0.03		0.03

Full year impact of transaction financing (4)	(0.41)		(0.41)

NextRx results post-close (5)	TBD based on closing date

(1)	The Company incurred other non-recurring charges related to the transaction which are described in more detail in Table 3. The Company estimates further costs to be incurred in Q4 2009 of $50 million — $60 million, primarily for professional fees (banking, legal and accounting) and IT build out.

(2)	The Company incurred a non-recurring charge related to a legal settlement in Q3 2009 (unrelated to the NextRx transaction). See Table 3.

(3)	The Company incurred a non-recurring gain related to an insurance recovery in Q2 2009 (unrelated to the NextRx transaction). See Table 3.

(4)	The Company completed financing for the proposed NextRx acquisition during Q2 2009 ($2.5 billion public offering of senior notes and issuance of 26.45 million shares of common stock). The incremental interest expense for the year is expected to be $88.2 million, which will be partially offset by interest income in an amount that will vary based on the closing date of the acquisition.

(5)	NextRx results of operations are not included in guidance, and will vary based on the closing date of the acquisition.